SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 5, 2000

                             LONE WOLF ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Colorado                   0-24684                    73-1550360
(State of other jurisdiction       (Commission                 (IRS Employer
      of incorporation)           File Number)              Identification No.)

         2400 N.W. 30th Street, Suite 814, Oklahoma City, Oklahoma 73112
                    (Address of principal executive offices)

                                 (405) 946-4850
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events

On May 5, 2000, Lone Wolf Energy Inc. (the "Company") entered into a binding definitive agreement regarding the acquisition of Zenex Communications, Inc., pending regulatory approval. Terms of the acquisition include the issuance of
15.55 million shares of the Company's Common Stock. After completion of the transaction, such shares will constitute approximately 48% of the Company's issued and outstanding stock.

Item 7. Financial Statements and Exhibit

The following is filed as an Exhibit to this Report:

Exhibit 2.1 Agreement and Plan of Reorganization dated May 5, 2000, by and among Lone Wolf Energy, Inc., Prestige Investments, Inc., Zenex Long Distance, Inc., and others. The following exhibits to the Agreement and Plan of Reorganization are omitted and will be provided to the Securities and Exchange Commission upon request:

               Exhibit 1.9    List of All Employees of Zenex
               Exhibit 3.2    List of Shareholders and Common Stock
               Exhibit 3.5    Liabilities
               Exhibit 3.6    List of Tax Liabilities
               Exhibit 3.7    List of All Real Estate Property
               Exhibit 3.8    Pending Litigation and Proceedings
               Exhibit 3.9    Authority
               Exhibit 3.10   Change in Financial Condition
               Exhibit 3.11   Employee Benefit Plans
               Exhibit 3.12   Material Adverse Events
               Exhibit 3.15   Significant Agreements
               Exhibit 3.16   Insurance
               Exhibit 3.17   Transactions with Affiliated Persons
               Exhibit 3.20   Environmental Matters
               Exhibit 3.24   Tariffs
               Exhibit 5.1    New Zenex Employee Bonus Plan




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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LONE WOLF ENERGY, INC.


Date: May 19, 2000                      By: /s/ Marc W. Newman
                                        -----------------------------
                                            Marc W. Newman, President



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